Exhibit 99.14

(Unofficial English Translation)

Purchase Agreement

Party A: Huawei Commerce Co., Ltd.

Party B: Xi’an Orient Petroleum Group Co., Ltd.

1.	Name of Product: Naphtha

Amount of Purchase: Party B will purchase and Party A will sell naphtha of no less than 15,000 metric tons. Party A shall transport the products to Party B’s depot.

2.	The quality of the product must meet the national standards of the Peoples’ Republic of China.

3.	Party B shall complete the payment for the products before delivery. The price of the products shall be based on the market price of the products.

4.	Loading location: Party A’s loading dock
Loading method: ground transportation

5.	Transportation: by road tanker
Party A shall pay shipping.

6.	Packaging standard: tank truck

7.	Any dispute arising from the performance of the Agreement shall be resolved through consultation between the parties.

8.	The term of the Agreement is from January 1, 2010 to December 31, 2010.

Party A: Huawei Commerce Co., Ltd. (signature and seal)

Party B: Xi’an Orient Petroleum Group Co., Ltd. (signature and seal)

December 20, 2009